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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 9, 1996


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                            0-19724          33-0311631
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(State or other jurisdiction            (Commission     (IRS Employer
of incorporation or organization)       File Number)    Identification No.)


10655 Sorrento Valley Road, San Diego, California             92121
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     (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code:  (619) 558-6064
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                                      N/A
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         (Former name or former address, if changed since last report)



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                       This Report consists of 69 pages.

                      The Exhibit Index appears on page 7.
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ITEM 5.   OTHER EVENTS.

Extension of Ethicon Arrangement
--------------------------------

     In September 1995, the Company entered into a licensing and development agreement, and a supply agreement, with Ethicon, Inc., an affiliate of Johnson & Johnson Company, with respect to its tissue adhesives and sealants program. Under these agreements, Ethicon receives exclusive worldwide development, marketing and distribution rights to products produced under the Company's proprietary technology rights. In exchange, the Company receives research and development payments and milestone payments, as well as potential manufacturing and royalty payments. Currently, the product development efforts are behind the schedule anticipated in the Ethicon agreements due to delays in meeting a certain specific milestone. The original agreements provided that, if this milestone was not met by a certain date, the agreements would automatically terminate and all rights would revert back to the Company. On December 9, 1996, this termination date was extended for approximately one year, until December 14, 1997, and to partially offset expenses, an additional payment to the Company of $300,000 was made by Ethicon as part of the extension agreement. A copy of the letter agreement evidencing the extension of the termination date and the Registrant's press release with respect to this extension are appended as exhibits to this Report.


Completion of Financing
-----------------------

     On January 6, 1997, the Registrant completed the sale of 1,904,000 shares of its common stock, $.01 par value ("Common Stock"), to a group of accredited
                                      ------------
investors at a price of $2.50 per share. Aggregate gross proceeds to the Company were $4,760,000.00. Expenses of the financing are currently estimated at $200,000. The Securities Purchase Agreement (the "Purchase Agreement")
                                                      ------------------
pursuant to which these shares were sold, and the press release announcing this financing, are appended as exhibits to this Report. Pursuant to the Purchase Agreement, the Registrant has agreed to promptly file, and use its best efforts to maintain the effectiveness of, a registration statement under the Securities Act of 1933, as amended, to cover the resale of the shares purchased in this financing. Such registration statement is expected to be filed not later than January 13, 1997.


Investment Banker Engagement Letter
-----------------------------------

     On December 18, 1996, the Registrant entered into a financial advisory services agreement with Hambrecht & Quist LLC ("H&Q"). In connection with that
                                                ---
agreement, and in lieu of a cash retainer, the Registrant granted H&Q a 60-day option to acquire 800,000 shares of Common Stock at an exercise price of $2.75 per share.

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Extension of Public Warrants
----------------------------

     The Registrant has outstanding 1,667,500 public warrants (each, a "Public
                                                                        ------
Warrant"), at an exercise price of $8.00 per share, under the Warrant Agreement,
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dated January 21, 1992, between the Registrant and Continental Stock Transfer &
Trust Company issued in connection with the Registrant's initial public offering in January 1992. Each such warrant entitles the holder thereof to acquire one share of Common Stock. The expiration date of the Public Warrants was recently extended for one year, to January 21, 1998 (the "Warrant Extension"). A copy of
                                                 -----------------
the press release announcing the Warrant Extension is appended as an exhibit to this Report.


MBF I, LLC Agreement.
--------------------

     As of October 4, 1996, the Registrant entered into a letter agreement (the "MBF Agreement") with MBF I, LLC ("MBF") pursuant to which MBF will advise the
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Company with respect to strategic business alternatives, general structuring of financing or strategic transactions and negotiation of such financing or strategic transactions. In consideration for such services, MBF will be entitled to receive, in addition to reimbursement for any pre-approved reasonable expenses incurred in furtherance of its responsibilities under the MBF Agreement, warrants to purchase up to 750,000 shares of Common Stock and consulting fees as more fully described below.

     Initially, MBF was issued a warrant to purchase 50,000 shares of Common Stock at an exercise price of $3.75 per share. MBF may be entitled to receive additional warrants to purchase shares of Common Stock as follows:

     1. If, prior to January 31, 1997, the Registrant raises at least $3 million in equity, MBF will be entitled to (i) receive a warrant to purchase an additional 100,000 shares of Common Stock at an exercise price of $6.00 per share, and (ii) receive a consulting fee of $100,000 payable in quarterly installments of $25,000 commencing on the first day of the Registrant's first fiscal quarter following the closing of such transaction; in light of the completed financing described above, the compensation described in this paragraph 1 has now been earned.

     2. If prior to January 31, 1998, the Registrant raises at least $5 million in equity (excluding the financing described in the immediately preceding paragraph) at a price of not less than $4.00 per share, MBF will be entitled to (i) receive a warrant to purchase and additional 250,000 shares of Common Stock at an exercise price of $6.00 per share, and (ii) receive a consulting fee of $200,000 payable in quarterly installments of $25,000 commencing on the first day of the Registrant's first fiscal quarter following the closing of such transaction.

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     3.   If the average between the closing bid and ask price for the Common
          Stock during any 21 consecutive trading days between October 4, 1996 and prior to July 31, 1998 is at least $8.00, MBF will be entitled to receive a warrant to purchase an additional 100,000 shares of Common Stock at an exercise price of $7.50 per share.

     4. If the average between the closing bid and ask price for the Common Stock during any 21 consecutive trading days between October 4, 1996 and prior to December 31, 1998 is at least $9.00, MBF will be entitled to receive a warrant to purchase an additional 100,000 shares of Common Stock at an exercise price of $7.50 per share.

     5. If the average between the closing bid and ask price for the Common Stock during any 21 consecutive trading days between October 4, 1996 and prior to June 30, 1999 is at least $10.00, MBF will be entitled to receive a warrant to purchase an additional 150,000 shares of Common Stock at an exercise price of $7.50 per share.

     MBF is also entitled, not more than once each year, to demand registration of the shares subject to any of the above warrants earned by MBF; such registration to be at MBF's sole expense. MBF is also entitled to "piggyback" registration of the shares subject to any of the above warrants earned by MBF on any registration of Common Stock by the Registrant (subject to cutbacks on a pro rata basis).

     Copies of certain agreements relative to the MBF arrangement are appended as exhibits to this Report.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
    --------

Document Description                                         Exhibit No.
--------------------                                         -----------

Letter Agreement dated December 9, 1996 between the              99.1
Registrant and Ethicon, Inc. with respect to an extension of the License and Development Agreement between them dated September 14, 1995

Registrant's Press Release dated December 10, 1996 with          99.2
respect to the extension of its License and Development
Agreement with Ethicon, Inc.

Securities Purchase Agreement dated as of January 6, 1997        99.3
among the Registrant and the investors named therein relating to the purchase and sale of 1,904,000 shares of the Registrant's Common Stock

Registrant's Press Release dated January 7, 1997 with            99.4
respect to the closing of a private placement of Common
Stock

Registrant's Press Release dated December 10, 1996 with          99.5
respect to the extension of the expiration date of the Registrant's publicly traded warrants

Letter Agreement dated as of October 4, 1996 between the         99.6
Registrant and MBF I, LLC ("MBF") relating to the provision of consulting and advisory services

Form of Warrant with respect to 50,000 warrants issued to        99.7
MBF, and to be used with respect to additional warrants which may be issued to MBF

Registration Rights Agreement dated as of October 4, 1996        99.8
between the Registrant and MBF

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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 1997               PROTEIN POLYMER TECHNOLOGIES, INC.,
                              a Delaware corporation



                              By:      /s/ J. Thomas Parmeter
                                 --------------------------------
                                    J. Thomas Parmeter, Chairman
                                    of the Board, President and
                                    Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit                                                           Sequentially
   No.                  Document Description                     Numbered Page
 -------                --------------------                     -------------

99.1      Letter Agreement dated December 9, 1996
          between the Registrant and Ethicon, Inc.
          with respect to an extension of the License and Development Agreement between them dated September 14, 1995

99.2      Registrant's Press Release dated December 10,
          1996 with respect to the extension of its License and Development Agreement with
          Ethicon, Inc.

99.3      Securities Purchase Agreement dated as of
          January 6, 1997 among the Registrant and the investors named therein relating to the purchase and sale of 1,904,000 shares of the Registrant's Common Stock

99.4      Registrant's Press Release dated January 7,
          1997 with respect to the closing of a private placement of Common Stock

99.5 Registrant's Press Release dated December 10, 1996 with respect to the extension of the expiration date of the Registrant's publicly traded warrants

99.6      Letter Agreement dated as of October 4, 1996
          between the Registrant and MBF I, LLC ("MBF")
                                                  ---
          relating to the provision of consulting and advisory services

99.7 Form of Warrant with respect to 50,000 warrants issued to MBF, and to be used with respect to additional warrants which may be issued to MBF

99.8      Registration Rights Agreement dated as of October 4,
          1996 between the Registrant and MBF